UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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Raymond James Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend Raymond James Financial, Inc.’s (the “Company”) definitive proxy statement for its 2020 Annual Meeting of Shareholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on January 10, 2020. The Amendment supplements the disclosure included in the Proxy Statement relating to Item 3 (Approval of the Amended and Restated 2012 Stock Incentive Plan) to provide additional information regarding the exercise price and remaining term of options (referred to as “appreciation awards”) and RSUs (referred to as “full value awards”) that have been issued under the 2012 Plan, the Company’s share utilization “burn rate” for the last three completed fiscal years, and other information, as of the Record Date of December 23, 2019.

This additional information, which is being disclosed on a voluntary basis by the Company, may be helpful to our shareholders and proxy advisory firms in determining how to vote or recommend a vote on the proposal set forth in Item 3.

No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

In connection with Item 3 (Approval of the Amended and Restated 2012 Stock Incentive Plan), the information set forth in the second paragraph under the caption “Background” on page 50 of the Proxy Statement is amended and supplemented by the addition of the bolded text below:

As of December 16, 2019, 19,852,607 shares had been issued under the 2012 Plan, 38,749,797 shares were subject to options and other awards under the 2012 Plan, and only 3,945,564 shares remained available for the grant of awards under the 2012 Plan. All other provisions of the 2012 Plan will remain in full force and effect under the A&R Plan. As of the Record Date of December 23, 2019, a total of 1,253,475 appreciation awards (stock options) and 5,482,780 full value awards (RSUs) were outstanding. As of the Record Date, the weighted average exercise price of appreciation awards that have been issued under the 2012 Plan was $61.52, the weighted average remaining term of such awards was 2.69 years, and the total number of shares remaining available for the grant of awards under the 2012 Plan was 4,335,100.

“Burn rate” provides a measure of our annual share utilization relative to the number of shares outstanding. The following table shows the number of shares subject to grants of appreciation awards and full value awards for fiscal years 2019, 2018 and 2017, the weighted average number of common shares outstanding for such period, and the Company’s resulting burn rate.

Fiscal Year	Appreciation Awards	Full Value Awards(1)	Weighted Average Common Shares Outstanding (Basic)	Burn Rate(2)
2019	49,000	1,574,265	141,019,000	1.2%
2018	74,500	1,225,890	145,271,000	0.9%
2017	274,000	1,637,319	143,275,000	1.3%
(1)	Does not reflect application of the 2.8 fungible share ratio explained below under “Summary of the A&R Plan - Share Counting.”
(2)	Total appreciation and full value awards granted in the fiscal year divided by weighted average common shares outstanding.